Exhibit 99.1

First M&F Corp. Investor Information
CONTACT: John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

October 19, 2012

FOR IMMEDIATE RELEASE

Upward Earnings and Asset Quality trends continue for First M&F.

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today a net profit for the quarter ended September 30, 2012 of $1.794 million compared to $1.330 million at September 30, 2011. Net income for the quarter allocated to common shareholders was $1.264 million or $0.14 basic and diluted earnings per share, compared to September 30, 2011 net income of $.878 million and $.10 per share. Common net income for the quarter ended September 30, 2012 was $1.315 million or $0.14 per share versus the year-ago quarter common net income of $.882 million or $.10 basic and diluted earnings per share. Second quarter of 2012 earnings allocated to common shareholders were $1.226 million, or $.14 basic and diluted earnings per share.

Hugh Potts, Jr., Chairman and CEO commented, “Earnings per share in this third quarter are up 40% over the year ago quarter, with year over year earnings per share up 74%. Increased mortgage revenue has been a bright spot as well as lower credit costs. Our focus and persistence over the last several quarters are bearing the fruit of greatly improved credit metrics with our stock value responding very positively to the trends we've demonstrated.”

Net Interest Income

Reported net interest income was down 2.67% compared to the third quarter of 2011, although the net interest margin increased slightly to 3.73% on a tax equivalent basis in the third quarter of 2012 as compared to 3.72% in the third quarter of 2011. The significant contributor to the stability in the net interest margin year over year is the improvement, though slight, in spreads, primarily due to lower cost of funds. The net interest margin for the second quarter of 2012 was 3.72% as compared to 3.67% for the first quarter of 2012 and 3.64% for the fourth quarter of 2011. Loan yields fell to 5.48% in the third quarter of 2012 from 5.81% in the third quarter of 2011. Loan yields decreased from the second quarter of 2012 to the third quarter as well as the Company strove to increase loan volumes in the face of continued tepid demand. Average loans were $1.007 billion for the third quarter of 2012 as compared to $1.004 billion for the second quarter of 2012 and $1.035 billion during the third quarter of 2011. Loans held for investment did grow by $4.7 million in the third quarter of 2012 and by $3.1 million in the second quarter.

Deposit costs decreased in the third quarter of 2012 from the second quarter of 2012 and from the third quarter of 2011, in response to the continuing low rate environment. Deposit costs were .73% in the third quarter of 2012 as compared to 1.10% in the third quarter of 2011. Deposits fell by $11.9 million during the third quarter of 2012 consistent with historic seasonal fluctuations and have fallen $34.4 million since the third quarter of 2011. Management plans to continue to focus on relationship-driven deposits as a stable source of funding. Mr. Potts commented, “With interest rates low and the Fed targeting low rates for the foreseeable future, as well as a lackluster economy, the pressure on the net interest margin of all banks is great and mounting. The ability to hold spreads up by re-pricing funding sources is waning. As NIM issues persist, increasing efficiencies and overhead discipline will play more of a role.”

Loans held for investment as a percentage of assets were 63.6% at September 30, 2012 as compared to 64.0% at September 30, 2011 and 63.5% at December 31, 2011. Loans held for investment fell by 2.72% since the third quarter of 2011 while deposits fell by 2.48%.

Non-interest Income

Non-interest income, excluding securities transactions and impairment of investments, for the third quarter of 2012 improved by 14.12% compared to the third quarter of 2011, with most of the increase attributable to higher mortgage banking income. Deposit-related income, the single largest non-interest income category, was down 4.85%, largely due to lower overdraft fee income which fell by 12.79%. Debit card fee income was up 11.11%. Insurance agency commissions were virtually flat quarter over quarter.

Non-interest Expenses

Non-interest expenses were also virtually flat in the third quarter of 2012 as compared to the third quarter of 2011. Drops in Salaries and Benefits as well as Occupancy, Equipment and Foreclosed property expenses were largely offset by higher mortgage expenses from higher mortgage volumes. Mr. Potts commented, “We have initiated several cost savings and efficiency projects during this credit cycle designed to position the bank to better deal with the continuing low-growth economy. The positive overhead effects of those initiatives and the improvements in our credit issues are being seen in 2012.”

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the third quarter of 2012 were .26% as compared to 2.03% for the same period in 2011. Net charge-offs totaled $.634 million for the quarter versus $5.274 million a year ago and $3.054 million in the second quarter of 2012. Non-accrual and 90-day past due loans as a percent of total loans were .66% at the end of the third quarter of 2012 as compared to 2.61% at the end of the 2011 quarter. The allowance for loan losses as a percentage of loans was 1.69% at September 30, 2012 as compared to 1.59% at September 30, 2011. The provision for loan losses fell to $1.980 million in the third quarter of 2012 from $2.580 million in the third quarter of 2011. Mr. Potts commented, “As noted last quarter, virtually every credit trend we measure continues to move in a positive direction. Our improving credit quality is beginning to positively impact earnings in the reduction of provision expense, foreclosed property expenses and even FDIC premiums.”

Balance Sheet

Total assets at September 30, 2012 were $1.553 billion as compared to $1.569 billion at the end of 2011 and $1.587 billion at September 30, 2011. Total loans held for investment were $.987 billion compared to $.996 billion at the end of 2011 and $1.015 billion at September 30, 2011. Deposits were $1.349 billion compared to $1.371 billion at the end of 2011 and $1.384 billion at September 30, 2011. Total capital was $117.004 million or $10.69 in book value per common share at September 30, 2012. Further commenting, Mr. Potts said, “Increasing earnings are contributing to a consistent growth in our capital. Our strategy of non-dilutive capital building and balance sheet strengthening through credit resolution is progressing quarter by quarter.”

In closing, Mr. Potts said, “From the first quarter of 2010 through the third quarter of 2012, the recovery of First M&F has been noteworthy in its magnitude, consistency and results. From every perspective, much value has been restored. The trends have been validated by consistency over the period but the full restoration of performance, quality and value has not yet been attained. We believe that value follows quality. The progress, both real and significant, spurs us on to further improvement.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 26 communities in Mississippi, Alabama, and Tennessee.

Caution Concerning Forward‑Looking Statements

This document includes certain "forward‑looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	September 30	December 31	September 30
	2012	2011	2011
Cash and due from banks	$41,605	$39,976	$42,545
Interest bearing bank balances	42,777	39,391	66,026
Federal funds sold	—	25,000	25,000
Securities available for sale (cost of
$345,957, $315,890 and $301,274)	354,188	320,774	307,167
Loans held for sale	23,548	26,073	11,676

Loans	987,327	996,340	1,014,966
Allowance for loan losses	16,656	14,953	16,111
Net loans	970,671	981,387	998,855

Bank premises and equipment	37,429	37,989	40,382
Accrued interest receivable	6,123	6,122	5,915
Other real estate	28,002	36,952	32,722
Other intangible assets	4,266	4,586	4,693
Other assets	44,568	50,401	51,886
Total assets	$1,553,177	$1,568,651	$1,586,867

Non-interest bearing deposits	$233,684	$231,718	$222,042
Interest bearing deposits	1,115,790	1,139,745	1,161,817
Total deposits	1,349,474	1,371,463	1,383,859

Federal funds and repurchase agreements	5,225	4,398	8,374
Other borrowings	38,984	43,001	44,315
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	806	1,023	1,237
Other liabilities	10,756	8,242	7,374
Total liabilities	1,436,173	1,459,055	1,476,087

Preferred stock, 30,000 shares issued and outstanding	18,528	17,564	17,260
Common stock, 9,215,092, 9,154,936 and 9,142,717
shares issued & outstanding	46,075	45,775	45,714
Additional paid-in capital	32,350	31,895	31,917
Nonvested restricted stock awards	304	674	647
Retained earnings	17,923	14,456	14,016
Accumulated other comprehensive income (loss)	1,824	(768)	1,226
Total equity	117,004	109,596	110,780
Total liabilities & equity	$1,553,177	$1,568,651	$1,586,867

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Interest and fees on loans	$13,697	$15,063	$41,596	$45,719
Interest on loans held for sale	162	53	579	121
Taxable investments	1,421	1,746	4,474	5,448
Tax exempt investments	325	318	962	934
Federal funds sold	—	16	26	47
Interest bearing bank balances	20	43	99	141
Total interest income	15,625	17,239	47,736	52,410

Interest on deposits	2,032	3,234	6,778	10,604
Interest on fed funds and repurchase agreements	5	8	16	30
Interest on other borrowings	423	479	1,311	1,512
Interest on subordinated debt	293	293	879	1,043
Total interest expense	2,753	4,014	8,984	13,189

Net interest income	12,872	13,225	38,752	39,221
Provision for possible loan losses	1,980	2,580	6,540	7,440
Net interest income after loan loss	10,892	10,645	32,212	31,781

Service charges on deposits	2,589	2,721	7,594	7,652
Mortgage banking income	1,357	524	3,730	1,203
Agency commission income	1,001	1,010	2,678	2,838
Fiduciary and brokerage income	114	146	417	431
Other income	598	558	2,108	1,969
Other-than-temporary impairment on securities, net of
$17, $71, $21 and $214 reclassified to/from other
comprehensive income	(25)	(200)	(29)	(581)
Gains (losses) on AFS securities	(27)	460	565	2,150
Total noninterest income	5,607	5,219	17,063	15,662

Salaries and employee benefits	6,900	7,457	20,500	21,570
Net occupancy expense	917	992	2,757	2,932
Equipment expenses	422	476	1,308	1,392
Software and processing expenses	354	368	1,062	1,162
FDIC insurance assessments	333	545	1,400	1,896
Foreclosed property expenses	1,176	1,483	3,914	5,304
Intangible asset amortization and impairment	107	106	320	320
Other expenses	3,851	2,716	11,104	8,681
Total noninterest expense	14,060	14,143	42,365	43,257

Net income before taxes	2,439	1,721	6,910	4,186
Income tax expense	645	391	1,756	800
Net income	$1,794	$1,330	$5,154	$3,386

Earnings Per Common Share Calculations:
Net income	$1,794	$1,330	$5,154	$3,386
Dividends and accretion on preferred stock	(479)	(448)	(1,413)	(1,320)
Net income applicable to common stock	1,315	882	3,741	2,066
Earnings attributable to participating securities	51	4	112	12
Net income allocated to common shareholders	$1,264	$878	$3,629	$2,054

Weighted average shares (basic)	9,185,803	9,133,481	9,169,013	9,120,370
Weighted average shares (diluted)	9,187,397	9,133,481	9,169,013	9,120,370
Basic earnings per share	$0.14	$0.10	$0.40	$0.23
Diluted earnings per share	$0.14	$0.10	$0.40	$0.23

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	September 30	December 31	September 30	December 31
	2012	2011	2011	2010
Performance Ratios:
Return on assets (annualized)	0.44%	0.27%	0.28%	0.25%
Return on equity (annualized) (a)	6.10%	4.00%	4.15%	3.74%
Return on common equity (annualized) (a)	5.27%	2.81%	3.00%	2.87%
Efficiency ratio (c)	75.03%	78.47%	77.85%	78.47%
Net interest margin (annualized, tax-equivalent)	3.70%	3.68%	3.69%	3.43%
Net charge-offs to average loans (annualized)	0.66%	1.05%	0.94%	1.65%
Nonaccrual loans to total loans	0.62%	1.68%	2.59%	3.11%
90 day accruing loans to total loans	0.04%	0.06%	0.02%	0.09%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2012	2012	2012	2011
Per Common Share (diluted):
Net income	$0.14	$0.14	$0.12	$0.05
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	10.69	10.44	10.20	10.05
Closing stock price	7.42	5.18	4.80	2.84

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	$155,890	$147,773	$144,319	$155,330
Non-residential real estate	554,475	567,184	568,811	574,505
Residential real estate	197,629	189,927	188,891	186,815
Home equity loans	37,196	36,183	36,098	37,024
Consumer loans	42,137	41,529	41,376	42,666
Total loans	$987,327	$982,596	$979,495	$996,340

Deposit Composition: (in thousands)
Noninterest-bearing deposits	$233,684	$236,145	$238,603	$231,718
NOW deposits	386,371	391,726	421,249	390,256
MMDA deposits	216,620	211,447	222,016	197,849
Savings deposits	117,404	116,598	121,872	119,693
Core certificates of deposit under $100,000	201,361	208,684	213,944	227,867
Core certificates of deposit $100,000 and over	177,084	178,926	176,761	187,513
Brokered certificates of deposit under $100,000	3,417	3,393	3,234	3,539
Brokered certificates of deposit $100,000 and over	13,533	14,419	12,829	13,028
Total deposits	$1,349,474	$1,361,338	$1,410,508	$1,371,463

Nonperforming Assets: (in thousands)
Nonaccrual loans	$6,219	$6,443	$14,604	$17,177
Other real estate	28,002	31,077	34,636	36,952
Investment securities	644	639	646	599
Total nonperforming assets	$34,865	$38,159	$49,886	$54,728
Accruing loans past due 90 days or more	$408	$1,537	$245	$602
Restructured loans (accruing)	$16,784	$18,372	$19,077	$19,662
Total nonaccrual loan to loans	0.62%	0.64%	1.45%	1.68%
Total nonperforming credit assets to loans and ORE	3.29%	3.62%	4.72%	5.11%
Total nonperforming assets to assets ratio	2.24%	2.44%	3.10%	3.49%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	$15,310	$16,084	$14,953	$16,111
Provision for loan loss	1,980	2,280	2,280	2,280
Charge-offs	(1,035)	(3,460)	(2,061)	(4,001)
Recoveries	401	406	912	563
Ending balance	$16,656	$15,310	$16,084	$14,953

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2012	2012	2012	2011
Condensed Income Statements: (in thousands)

Interest income	$15,625	$15,906	$16,205	$16,305
Interest expense	2,753	2,990	3,241	3,662
Net interest income	12,872	12,916	12,964	12,643
Provision for loan losses	1,980	2,280	2,280	2,280
Noninterest revenues	5,607	6,035	5,421	5,912
Noninterest expenses	14,060	14,319	13,986	15,077
Net income before taxes	2,439	2,352	2,119	1,198
Income tax expense	645	599	512	211
Net income	$1,794	$1,753	$1,607	$987
Preferred dividends	(479)	(471)	(463)	(454)
Net income applicable to common stock	1,315	1,282	1,144	533
Earnings attributable to participating securities	51	56	5	3
Net income allocated to common shareholders	$1,264	$1,226	$1,139	$530

Tax-equivalent net interest income	$13,088	$13,134	$13,181	$12,865

Selected Average Balances: (in thousands)
Assets	$1,546,416	$1,577,420	$1,607,013	$1,564,531
Loans held for investment	984,282	973,545	983,800	993,869
Earning assets	1,396,824	1,420,370	1,445,332	1,401,948
Deposits	1,343,559	1,379,716	1,409,393	1,366,628
Equity	115,544	112,466	110,745	110,483
Common equity	97,186	94,430	93,025	93,077

Selected Ratios:
Return on average assets (annualized)	0.46%	0.45%	0.40%	0.25%
Return on average equity (annualized) (a)	6.18%	6.27%	5.84%	3.54%
Return on average common equity (annualized) (a)	5.38%	5.46%	4.95%	2.27%
Average equity to average assets	7.47%	7.13%	6.89%	7.06%
Tangible equity to tangible assets (b)	7.28%	7.04%	6.67%	6.71%
Tangible common equity to tangible assets (b)	6.08%	5.87%	5.55%	5.59%
Net interest margin (annualized, tax-equivalent)	3.73%	3.72%	3.67%	3.64%
Efficiency ratio (c)	75.21%	74.70%	75.18%	80.29%
Net charge-offs to average loans (annualized)	0.26%	1.26%	0.47%	1.37%
Nonaccrual loans to total loans	0.62%	0.64%	1.45%	1.68%
90 day accruing loans to total loans	0.04%	0.15%	0.02%	0.06%
Price to book	0.69x	0.50x	0.47x	0.28x
Price to earnings	13.25x	9.25x	10.00x	14.20x

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
3Q 2012	$1,794	$1,315	$1,264	$0.14
2Q 2012	1,753	1,282	1,226	0.14
1Q 2012	1,607	1,144	1,139	0.12
4Q 2011	987	533	530	0.05
3Q 2011	1,330	882	878	0.10
2Q 2011	1,106	666	661	0.07
1Q 2011	950	518	515	0.06
4Q 2010	641	266	267	0.03
3Q 2010	1,245	13,671	13,565	1.49

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Total Revenues	Average Assets
	(thousands)	(percent)	(percent)
3Q 2012	$39.9	29.99%	1.44%
2Q 2012	41.1	31.48%	1.54%
1Q 2012	40.5	29.14%	1.36%
4Q 2011	39.0	31.48%	1.50%
3Q 2011	36.6	27.96%	1.30%
2Q 2011	36.6	25.88%	1.18%
1Q 2011	37.9	30.67%	1.43%
4Q 2010	35.4	28.19%	1.25%
3Q 2010	34.9	27.42%	1.21%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Average Assets	Ratio
	(percent)	(percent) (c)
3Q 2012	3.62%	75.21%
2Q 2012	3.65%	74.70%
1Q 2012	3.50%	75.18%
4Q 2011	3.82%	80.29%
3Q 2011	3.52%	75.76%
2Q 2011	3.59%	78.56%
1Q 2011	3.70%	79.26%
4Q 2010	3.69%	83.22%
3Q 2010	3.35%	75.75%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD September 2012		QTD September 2011
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$28,177	0.29%	$74,683	0.23%
Federal funds sold	660	0.31%	25,000	0.25%
Taxable investments (amortized cost)	323,015	1.75%	265,438	2.61%
Tax-exempt investments (amortized cost)	37,945	5.44%	33,294	6.04%
Loans held for sale	22,745	2.83%	6,402	3.27%
Loans held for investment	984,282	5.54%	1,028,372	5.82%
Total earning assets	1,396,824	4.51%	1,433,189	4.83%
Non-earning assets	149,592		158,841
Total average assets	$1,546,416		$1,592,030

NOW	$384,075	0.38%	$383,104	0.51%
MMDA	207,344	0.27%	175,471	0.65%
Savings	117,534	0.96%	118,273	1.09%
Certificates of Deposit	401,500	1.23%	490,297	1.72%
Short-term borrowings	4,594	0.49%	6,319	0.48%
Other borrowings	70,430	4.04%	75,641	4.05%
Total interest bearing liabilities	1,185,477	0.92%	1,249,105	1.27%
Non-interest bearing deposits	233,107		223,689
Non-interest bearing liabilities	12,288		8,824
Preferred equity	18,358		17,105
Common equity	97,186		93,307
Total average liabilities and equity	$1,546,416		$1,592,030
Net interest spread		3.59%		3.56%
Effect of non-interest bearing deposits		0.15%		0.19%
Effect of leverage		(0.01)%		(0.03)%
Net interest margin, tax-equivalent		3.73%		3.72%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.01%
Reported book net interest margin		3.67%		3.66%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD September 2012		YTD September 2011
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$46,038	0.29%	$79,876	0.24%
Federal funds sold	13,534	0.26%	25,000	0.25%
Taxable investments (amortized cost)	318,825	1.87%	259,198	2.81%
Tax-exempt investments (amortized cost)	36,513	5.61%	33,211	6.00%
Loans held for sale	25,288	3.06%	4,539	3.55%
Loans held for investment	980,556	5.68%	1,045,033	5.86%
Total earning assets	1,420,754	4.55%	1,446,857	4.91%
Non-earning assets	156,084		157,453
Total average assets	$1,576,838		$1,604,310

NOW	$402,695	0.43%	$395,544	0.68%
MMDA	217,124	0.39%	168,287	0.75%
Savings	120,040	0.97%	117,299	1.14%
Certificates of Deposit	407,076	1.31%	499,313	1.78%
Short-term borrowings	4,209	0.52%	12,893	0.31%
Other borrowings	71,765	4.08%	77,764	4.39%
Total interest bearing liabilities	1,222,909	0.98%	1,271,100	1.39%
Non-interest bearing deposits	230,496		216,475
Non-interest bearing liabilities	10,505		7,740
Preferred equity	18,039		16,819
Common equity	94,889		92,176
Total average liabilities and equity	$1,576,838		$1,604,310
Net interest spread		3.57%		3.52%
Effect of non-interest bearing deposits		0.16%		0.20%
Effect of leverage		(0.03)%		(0.03)%
Net interest margin, tax-equivalent		3.70%		3.69%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.02%
Reported book net interest margin		3.64%		3.62%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)